UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2014

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16803 Dallas Parkway Dallas, Texas	75001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Jeffrey S. Mecom resigned as vice president, legal and corporate secretary of TransAtlantic Petroleum Ltd. (the “Company”). The Company expects to continue to employ Mr. Mecom in an advisory capacity until September 8, 2014.

On August 6, 2014, the board of directors appointed Matthew W. McCann as general counsel and corporate secretary of the Company.

Mr. McCann, 45, has served as counsel for Riata Corporate Group and business development specialist for Longfellow Energy, LP, which are both owned by the Company’s chairman and chief executive officer, N. Malone Mitchell 3rd, and his family, since May 2011 and from 2007 to June 2009. From June 2009 to May 2011, Mr. McCann served as chief executive officer of the Company, and he served as a director of the Company from June 2008 through May 2011. Prior to joining Riata and Longfellow, he served as senior vice president, legal and corporate secretary for SandRidge Energy, Inc. Mr. McCann began his legal career at Sprouse Shrader Smith PLLC in Amarillo, Texas. He earned a B.S. in Business Administration from the University of Vermont and a J.D. from The University of Oklahoma College of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2014

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Matthew W. McCann
Matthew W. McCann
General Counsel and Corporate Secretary